Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THE FOLLOWING ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE LIBERTY GLOBAL GROUP CLASS A ORDINARY SHARES, THE LIBERTY GLOBAL GROUP CLASS C ORDINARY SHARES, THE LILAC GROUP CLASS A ORDINARY SHARES OR THE LILAC GROUP CLASS C ORDINARY SHARES, EXCEPT ON THE BASIS OF THE INFORMATION IN THE SCHEME DOCUMENT, THE PROSPECTUS AND THE PROXY STATEMENT.

Liberty Global Schedules Investor Call for First Quarter Results

Denver, Colorado - April 26, 2016:

Liberty Global plc (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB, LBTYK, LILA and LILAK) today announced plans to release its first quarter 2016 results on Monday, May 9, 2016. You are invited to participate in Liberty Global’s Investor Call, which will begin at 9:00 a.m. (Eastern Time) on Tuesday, May 10, 2016. At that time, management will discuss the Company’s results and business, including those of the Liberty Global Group and the LiLAC Group, and expects to comment on the Company’s outlook and provide other forward-looking information. Please call at least 15 minutes prior to the start of the teleconference.

Domestic	888.801.6492
International	+1 913.981.5588

In addition to the teleconference, a live, listen-only webcast will be available within the Investor Relations section of www.libertyglobal.com. It is anticipated that the webcast will be archived in the Investor Relations section of our website for at least 75 days.

Further Information

A copy of this announcement will be made available on Liberty Global's website at www.libertyglobal.com.

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the proposed acquisition (“Acquisition”) by Liberty Global of all outstanding and to be issued shares of Cable & Wireless Communications Plc ("CWC") or otherwise, nor shall there be any sale, issuance or transfer of securities of CWC or Liberty Global pursuant to the Acquisition in any jurisdiction in contravention of applicable law.

This announcement does not constitute a prospectus or prospectus-equivalent document.

Investors should note that, in connection with the Acquisition, Liberty Global is required to disclose, which may be on a daily basis, certain information about its share buyback program and capital structure, as well as other information relating to Liberty Global and the Acquisition. This information may be material to investors in connection with the Acquisition. This information will be posted on our website and will be released through the Regulatory News Service in the UK, as required by the U.K. Takeover Code. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on our website, as well as through the Regulatory News Service, which can be accessed here:

http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.

Overseas Jurisdictions

This announcement has been prepared for the purpose of complying with English law, the U.K. Takeover Code and the Listing Rules of the Financial Conduct Authority and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction.

Securities to be issued pursuant to the Acquisition have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the securities to be issued pursuant to the Acquisition has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, such securities are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom or who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements in their jurisdiction. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. None of the securities referred to in this announcement have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this announcement. Any representation to the contrary is a criminal offence in the United States.

Additional Information for CWC Shareholders

The Liberty Global Shares to be issued under the Acquisition have not been, and are not expected to be, registered under US Securities Act or under the securities laws of any state or other jurisdiction of the United States. It is expected that the Liberty Global Shares will be issued pursuant to the Scheme in reliance upon an exemption from the registration requirements of the US Securities Act set forth in Section 3(a)(10) thereof. CWC Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of Rule 144 under the US Securities Act) of Liberty Global prior to, or after, the Effective Date will be subject to certain US transfer restrictions relating to the Liberty Global Shares received pursuant to the Scheme. Specifically, Liberty Global Shares delivered to such affiliated CWC Shareholders may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, absent registration under the US Securities Act or an exemption therefrom.

About Liberty Global

Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading products are provided through next-generation networks and innovative technology platforms that connected 27 million customers subscribing to 57 million television, broadband internet and telephony services at December 31, 2015. In addition, we served five million mobile subscribers and offered WiFi service across six million access points.

Liberty Global’s businesses are currently attributed to two tracking stock groups: the Liberty Global Group (NASDAQ: LBTYA, LBTYB and LBTYK), which primarily comprises our European operations, and the LiLAC Group (NASDAQ: LILA and LILAK, OTC Link: LILAB), which comprises our operations in Latin America and the Caribbean.

Liberty Global's consumer brands are Virgin Media, Ziggo, Unitymedia, Telenet, UPC, VTR and Liberty. Our operations also include Liberty Global Business Services and Liberty Global Ventures. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Matt Beake	+44 20 8483 6428
Christian Fangmann	+49 221 8462 5151	Aimee Baxter	+1 646 561 3512
John Rea	+1 303 220 4238